                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                            BEVERLY ENTERPRISES, INC.

                                       TO

                              THE BANK OF NEW YORK

                                     Trustee

                                   ----------

                          First Supplemental Indenture

                          Dated as of October 22, 2003

                                   ----------





                  2.75% Convertible Subordinated Notes due 2033

                              TABLE OF CONTENTS(1)


                                                                           Page

                                    ARTICLE 1
                  2.75% Convertible Subordinated Notes Due 2033

SECTION 1.01   Establishment..................................................2
SECTION 1.02   Definitions....................................................3

                                    ARTICLE 2
                        Payment of Principal and Interest

SECTION 2.01   Payment of Principal and Interest.............................13

                                    ARTICLE 3
                 Issuance of the Convertible Subordinated Notes

SECTION 3.01   Denominations.................................................15
SECTION 3.02   Global Convertible Subordinated Notes.........................15

                                    ARTICLE 4
                               OPTIONAL Redemption

SECTION 4.01   Optional Redemption...........................................16
SECTION 4.02   Notice to Trustee.............................................16
SECTION 4.03   Selection of Convertible Subordinated Notes to Be Redeemed....17
SECTION 4.04   Notice of Redemption..........................................17
SECTION 4.05   Effect of Notice of Redemption................................18
SECTION 4.06   Deposit and Payment of Redemption Price.......................19
SECTION 4.07   Convertible Subordinated Notes Redeemed in Part...............19

                                    ARTICLE 5

                PURCHASE AT THE OPTION OF A HOLDER UPON SPECIFIC
                      REPURCHASE DATES OR CHANGE OF CONTROL

SECTION 5.01   Purchase Right................................................20
SECTION 5.02   Repurchase Event Notice.......................................21
SECTION 5.03   Delivery of Repurchase Event Purchase Notice; Form of
                 Repurchase Event Purchase Notice; Withdrawal of Repurchase
                 Event Purchase Notice.......................................22
SECTION 5.04   Exercise of Purchase Rights...................................22
SECTION 5.05   Deposit and Payment of the Purchase Price.....................23

----------
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

SECTION 5.06   Effect of Delivery of Repurchase Event Purchase Notice
                and Purchase.................................................23
SECTION 5.07   Physical Convertible Subordinated Notes Purchased in Part.....24
SECTION 5.08   Covenant to Comply With Convertible Subordinated Notes Laws
                 Upon Purchase of Convertible Subordinated Notes.............24
SECTION 5.09   Repayment to the Corporation..................................24

                                    ARTICLE 6
                                   Conversion

SECTION 6.01   Conversion of Convertible Subordinated Notes..................25
SECTION 6.02   Unconditional Right of Holders to Convert.....................27
SECTION 6.03   Conversion Procedures.........................................27
SECTION 6.04   Fractions of Shares...........................................29
SECTION 6.05   Adjustment of Conversion Price................................29
SECTION 6.06   Consolidation or Merger of the Corporation....................38
SECTION 6.07   Notice of Adjustments of Conversion Price.....................40
SECTION 6.08   Notice Prior to Certain Actions...............................40
SECTION 6.09   Corporation to Reserve Common Stock...........................41
SECTION 6.10   Common Stock to be Fully Paid and Nonassessable...............41
SECTION 6.11   Taxes on Conversions..........................................41
SECTION 6.12   Cancellation of Converted Convertible Subordinated Notes......41
SECTION 6.13   Responsibility of Trustee for Conversion Provisions...........42

                                    ARTICLE 7
                                Events of Default

SECTION 7.01   Events of Default.............................................42

                                    ARTICLE 8
                                   Amendments

SECTION 8.01   Without Consent of Holders....................................44
SECTION 8.02   With Consent of All Holders...................................45
SECTION 8.03   With Consent of a Majority of Holders.........................46

                                    ARTICLE 9
                                     Trustee

SECTION 9.01   Register of Convertible Subordinated Notes; Paying Agent;
                 Conversion Agent............................................46

                                   ARTICLE 10
                      Consolidation, Merger and Assumption

SECTION 10.01   Corporation May Consolidate, Etc., Only on Certain Terms.....47
SECTION 10.02   Successor Corporation Substituted............................47


                                   ARTICLE 11
                                  Subordination

SECTION 11.01   Agreement to Subordinate.....................................48

                                   ARTICLE 12
                            Miscellaneous Provisions

SECTION 12.01   Notices......................................................49
SECTION 12.02   Governing Law................................................50
SECTION 12.03   Recitals by the Corporation..................................50
SECTION 12.04   Application of First Supplemental Indenture..................51
SECTION 12.05   Ratification and Incorporation of Original Indenture.........51
SECTION 12.06   Executed in Counterparts.....................................51



Exhibit A   Form of 2.75% Convertible Subordinated Note due 2033
Exhibit B   Certificate of Authentication of 2.75% Convertible Subordinated
            Note due 2033
Exhibit C   Form of Repurchase Event Purchase Notice
Exhibit D   Form of Conversion Notice

         THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 22nd day of October 2003, by and between BEVERLY ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal office at One Thousand Beverly Way, Fort Smith, Arkansas 72919, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 101 Barclay Street, Floor 8 West, New York, New York 10286.

                                   WITNESSETH:

         WHEREAS, the Corporation has heretofore entered into a Subordinated Indenture, dated as of October 22, 2003 (the "Original Indenture"), with The Bank of New York, as Trustee;

         WHEREAS, under the Original Indenture, a new series of Convertible Subordinated Notes may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Corporation and the Trustee;

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the "Indenture";

         WHEREAS, the Corporation hereby proposes to create under the Indenture an additional series of Convertible Subordinated Notes and has duly authorized the creation and issuance of such Convertible Subordinated Notes and the execution and delivery of this First Supplemental Indenture to modify the Original Indenture and provide certain additional provisions as hereinafter described;

         WHEREAS, additional Convertible Subordinated Notes of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;

         WHEREAS, concurrent with the execution hereof, the Corporation has delivered to the Trustee an Officers' Certificate and has caused its counsel to deliver an Opinion of Counsel;

         WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                  2.75% CONVERTIBLE SUBORDINATED NOTES DUE 2033

         SECTION 1.01 Establishment.

         (a) The Convertible Subordinated Notes shall be designated as the "2.75% Convertible Subordinated Notes due 2033" of the Corporation. The aggregate principal amount of Convertible Subordinated Notes which may be authenticated and delivered under this Indenture is limited to $100,000,000 (or $115,000,000 if the Underwriters' option to purchase additional Convertible Subordinated Notes is exercised in full).

         (b) The Convertible Subordinated Notes shall mature on November 1, 2033 (the "Stated Maturity").

         (c) The Convertible Subordinated Notes shall bear Interest from the date of their original issuance until the principal amount thereof is paid or made available for payment, or until such date on which the Convertible Subordinated Notes are converted, redeemed or purchased as provided herein, (i) prior to the occurrence of a Reset Transaction, at a rate of 2.75% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction. Interest shall be payable semi-annually in arrears on each Interest Payment Date.

         No further Convertible Subordinated Notes shall be authenticated and delivered except as provided by Section 2.1, 2.2, 2.3, 11.4 and 11.5 of the Original Indenture. The Convertible Subordinated Notes shall be issued in fully registered form without coupons in denominations of $1,000 or integral multiples thereof.

         The Convertible Subordinated Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Convertible Subordinated Notes shall be in substantially the form set forth in Exhibit B hereto.

         The Convertible Subordinated Notes may be redeemable at the option of the Corporation as provided in and subject to Article 4.

         The Convertible Subordinated Notes shall be purchased by the Corporation at the option of Holders as provided in and subject to Article 5.

         The Convertible Subordinated Notes shall be convertible at the option of the Holders as provided in and subject to Article 6.

         The Convertible Subordinated Notes shall not have a sinking fund or any analogous provision pursuant to Article XII of the Original Indenture or otherwise.

         The Convertible Subordinated Notes will not be subject to defeasance or other analogous provision pursuant to Sections 9.3 and 9.4 of the Original Indenture or otherwise.

         The Convertible Subordinated Notes will be subordinate to all of the Corporation's existing and future Senior Debt as provided in and subject to
Article 11 hereof.

         SECTION 1.02 Definitions.

         The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below for purposes of the Convertible Subordinated Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Adjusted Interest Rate" means, with respect to any Reset Transaction, will be the rate per year that is the arithmetic average of the rates quoted by two dealers engaged in the trading of convertible securities selected by the Corporation or its successor as the rate at which interest should accrue so that the fair market value, expressed in dollars, of a Convertible Subordinated Note immediately after the later of:

         (1) the public announcement of the Reset Transaction; or

         (2) the public announcement of a change in dividend policy in connection with the Reset Transaction,

will equal the average of the Trading Prices of the Convertible Subordinated Notes for the 20 Trading Days preceding the date of public announcement of the Reset Transaction; provided that the Adjusted Interest Rate shall not be less than 2.75% per annum.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee thereof.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

         "Capital Stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Change of Control" means the occurrence of any of the following after the original issuance of the Convertible Subordinated Notes when any of the following has occurred:

         (1) the acquisition by any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act) deemed to be a "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Corporation's Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Corporation's Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Corporation, any of its Subsidiaries or any of its employee benefit plans (except that such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

         (2) the first day on which a majority of members of the Board of Directors are not Continuing Directors; or

         (3) any consolidation or merger of the Corporation with or into any other Person (which for purposes of this definition has the meaning set forth in Section 13(d)(3) of the Exchange Act), or any merger of another Person into the Corporation, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Corporation to another Person, other than (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Corporation and (ii) pursuant to which immediately after such transaction any Person shall not have become the beneficial owner of 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction or (b) any such merger solely for the purpose of changing the jurisdiction of incorporation of the Corporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of the common stock of the surviving entity;

provided, however, that a Change of Control shall not be deemed to have occurred if (A) the Market Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) or (3) above, equals or exceeds 105% of the Conversion Price of the Convertible Subordinated Notes in effect on each such Trading Day or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of Common Stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Convertible Subordinated Notes become convertible solely into such Common Stock (and any rights attached thereto).

         "Change of Control Purchase Date" has the meaning provided in Section 5.01(b) hereof.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Corporation who:

         (1) was a member of the Board of Directors on the date of the First Supplemental Indenture; or

         (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of new director's nomination or election.

         "Conversion Agent" initially means the Trustee and thereafter such other office or agency designated by the Corporation where Convertible Subordinated Notes may be presented for conversion.

         "Conversion Date" has the meaning provided in Section 6.03(a) hereof.

         "Conversion Price" is $1,000 principal amount of Convertible Subordinated Notes divided by the Conversion Rate, initially $7.45 per share of Common Stock.

         "Conversion Rate" has the meaning provided in Section 6.01(b) hereof.

         "Conversion Record Date" has the meaning provided in Section 6.05(g) hereof.

         "Conversion Value" is equal to the product of the Market Price for Common Stock on a given day multiplied by the then current Conversion Rate.

         "Convertible Subordinated Notes" has the meaning provided in Section
1.01 hereof.

         "Corporation" means Beverly Enterprises, Inc. until a successor replaces such entity in accordance with the applicable provisions of the Indenture, and thereafter, means, with respect to such replaced entity, such successor.

         "Current Market Price" has the meaning provided in Section 6.05(g) hereof. "Defaulted Payment" has the meaning provided in Section 7.01(a) hereof.

         "Depositary" shall initially mean The Depository Trust Company, its nominees and their respective successors.

         "Designated Senior Debt" means any Senior Debt of the Corporation which, at the date of determination, has an aggregate amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20,000,000 and is specifically designated in the instrument evidencing or governing that Senior Debt as "Designated Senior Debt" for purposes of the Indenture. The terms of such Senior Debt may place limitations and conditions on the right of that Senior Debt to exercise the rights of Designated Senior Debt.

         "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to November 1, 2010; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to November 1, 2010 shall be deemed Disqualified Capital Stock.

         "Event of Default" has the meaning provided in Section 7.01 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Ex-Dividend Time" has the meaning provided in Section 6.01(b) hereof.

         "Expiration Time" has the meaning provided in Section 6.05(f) hereof.

         "Fair Market Value" has the meaning provided in Section 6.05(g) hereof.

         "Global Convertible Subordinated Note" means a Convertible Subordinated
Note issued to the Depository or its nominee and registered in the name of such Depository or nominee.

         "Holder" means a Person in whose name a Convertible Subordinated Note is registered.

         "Indebtedness" means, with respect to any Person, at any date of determination (without duplication):

         (1) all indebtedness, obligations and other liabilities (contingent or otherwise) of that Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

         (2) all reimbursement obligations and other liabilities (contingent or otherwise) of that Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

         (3) all obligations and liabilities (contingent or otherwise) in respect of (a) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property or improvements thereon which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property whether or not such lease is characterized as an operating lease or a capital lease in accordance with generally accepted accounting principles, including, without limitation, synthetic lease obligations;

         (4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

         (5) all direct or indirect guarantees or similar agreements by that Person in respect of, and obligations or liabilities (contingent or otherwise) of that Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) of this definition;

         (6) any indebtedness or other obligations described in clauses (1) through (4) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the Indebtedness or other obligation secured thereby shall have been assumed by such Person; and

         (7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) of this definition.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with generally accepted accounting principles and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indenture" has the meaning provided in the recitals hereof.

         "Interest" means, with respect to any Convertible Subordinated Note, the interest payable on such Convertible Subordinated Note based upon the applicable Interest Rate and, if applicable, any Defaulted Interest.

         "Interest Payment Date" means each May 1 and November 1 of each year, commencing May 1, 2004, provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

         "Interest Rate" has the meaning provided in Section 2.01(b) hereof.

         "Market Price" of a security on any date of determination means:

         (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

         (2) if such security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

         (3) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

         (4) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Corporation or its successor;

         (5) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security; or

         (6) if that security is not so quoted, the average of that last bid and ask prices for that security from a dealer engaged in the trading of convertible securities.

         "Non-Electing Share" has the meaning provided in Section 6.06 hereof.

         "Original Indenture" has the meaning provided in the recitals hereof.

         "Original Issue Date" means October 22, 2003.

         "Outstanding", when used with respect to Convertible Subordinated Notes, means, as of the date of determination, all Convertible Subordinated Notes theretofore authenticated and delivered under this Indenture, except Convertible Subordinated Notes:

         (1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

         (2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Convertible Subordinated Notes; provided, however, that if such Convertible

              Subordinated Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

         (3) which have been paid in exchange for or in lieu of other Convertible Subordinated Notes which have been authenticated and delivered pursuant to this Indenture, other than any such Convertible Subordinated Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Convertible Subordinated Notes are held by a bona fide purchaser in whose hands such Convertible Subordinated Notes are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Convertible Subordinated Notes have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Convertible Subordinated Notes held for the account of the Corporation or of any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent or vote, only Convertible Subordinated Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

         "Paying Agent" means any Person authorized by the Corporation to pay the principal of, premium, if any, interest or other amounts on the Convertible Subordinated Notes on behalf of the Corporation. The Corporation may act as Paying Agent with respect to the Convertible Subordinated Notes. The initial Paying Agent shall be the Trustee.

         "Payment Blockage Notice" has the meaning provided in Section 11.01 hereof.

         "Permitted Junior Securities" means (1) any Qualified Capital Stock issued by the Corporation or any of its subsidiaries, (2) securities substantially identical to the Convertible Subordinated Notes issued by the Corporation in payment of interest accrued thereon or (3) debt securities issued by the Corporation which are subordinated to the Senior Debt at least to the same extent as the Convertible Subordinated Notes and having a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Convertible Subordinated Notes.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Convertible Subordinated Notes" means Convertible Subordinated Notes issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto.

         "Predecessor Convertible Subordinated Note" of any particular Convertible Subordinated Note, means every previous Convertible Subordinated Note evidencing all or a portion of the same debt as that evidenced by such particular Convertible Subordinated Note; and, for the purposes of this definition, any Convertible Subordinated Note authenticated and delivered under the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Convertible

Subordinated Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Convertible Subordinated Note.

         "Put Date" means each of November 1, 2010, 2013, 2018, 2023 and 2028.

         "Purchase Price" means an amount equal to the principal amount of the Convertible Subordinated Notes to be purchased plus any accrued and unpaid interest to but excluding the Put Date.

         "Purchase Right" has the meaning provided in Section 5.01(a) hereof.

         "Purchased Shares" has the meaning provided in Section 6.05(f).

         "Qualified Capital Stock" means Capital Stock other than Disqualified Capital Stock.

         "Reference Period" has the meaning provided in Section 6.05(d) hereof.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day next preceding to such Interest Payment Date (whether or not a Business Day).

         "Redemption Date" has the meaning provided in Section 4.01 hereof.

         "Redemption Price" has the meaning provided in Section 4.01 hereof.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Senior Debt; provided, however, that if, and for so long as, any issue of Senior Debt lacks such a representative, then the Representative for such issue of Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such issue of Senior Debt.

         "Repurchase Date" has the meaning provided in Section 5.01(b) hereof.

         "Repurchase Event Notice" has the meaning provided in Section 5.02 hereof.

         "Repurchase Event Purchase Notice" has the meaning provided in Section
5.02 hereof.

         "Repurchase Events" has the meaning provided in Section 5.01(b) hereof.

         "Repurchase Price" has the meaning provided in Section 5.01(a) hereof.

         "Reset Transaction" any of the (1) a merger, consolidation or statutory share exchange to which the issuer of the common stock into which the Convertible Subordinated Notes are then convertible is a party, (2) a sale of all or substantially all the assets of that Person, (3) a recapitalization of that common stock or (4) a distribution contemplated by Section 6.05(d), in any case, after the effective date of which transaction or distribution the Convertible Subordinated Notes would be convertible into either:

         (a) shares of a Person the common stock of which had a Dividend Yield for the four fiscal quarters of such Person immediately preceding the public announcement of the transaction or distribution that was more than 2.5 percentage points higher than the Dividend Yield on the Common Stock (or other common stock then issuable upon conversion of the Notes) for the four fiscal quarters preceding the public announcement of the transaction or distribution; or

         (b) shares of a Person that announces a dividend policy prior to the effective date of the transaction or distribution which policy, if implemented, would result in a Dividend Yield on that Person's common stock for the next four fiscal quarters that would be more than 2.5 percentage points higher than the Dividend Yield on the Common Stock (or other common stock then issuable upon conversion of the notes) for the four fiscal quarters preceding the public announcement of the transaction or distribution.

         For purposes of the definition of Reset Transaction, the "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period divided by, if with respect to dividends paid on that security, the average Market Price of the security during that period and, if with respect to dividends proposed to be paid on the security, the Market Price of such security on the effective date of the related Reset Transaction.

         "Responsible Officer" when used with respect to the Trustee, means any vice-president, any trust officer, any assistant vice-president or any officer or assistant officer of the Trustee other than those specifically above mentioned customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Senior Debt" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Corporation's Indebtedness, whether outstanding on the date of the indenture or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Corporation (including all deferrals, renewals, extensions or refundings of or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness, the instrument creating or evidencing such Indebtedness or the assumption or guarantee thereof expressly provides that the Indebtedness shall not be senior in right of payment to the Convertible Subordinated Notes or expressly provides that such Indebtedness is equal with or junior to the Convertible Subordinated Notes. "Senior Debt" does not include the Corporation's Indebtedness to any of its subsidiaries of which the Corporation owns, directly or indirectly, a majority of the voting stock.

         "Significant Subsidiary" has the meaning as defined in Rule 405 of the Securities Act of 1933, as amended.

         "Special Record Date" has the meaning provided in Section 2.01(a) hereof.

         "Specific Repurchase Date" has the meaning provided in Section 5.01(a) hereof.

         "Stated Maturity" has the meaning provided in Section 1.01(b) hereof.

         "Subsidiary" means a Person, more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries or by the Corporation and one or more other Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trading Day" shall mean (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (3) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trading Price" of the Convertible Subordinated Notes on any date of determination, means the average of the secondary market bid quotations per Convertible Subordinated Notes obtained by the Corporation or the Conversion Agent, for $10,000,000 principal amount of the Convertible Subordinated Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Corporation selects; provided that, if at least three such bids cannot reasonably be obtained by the Corporation or the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Corporation or the Conversion Agent, this one bid shall be used. If either the Corporation or the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Convertible Subordinated Notes from a nationally recognized securities dealer or, in the Corporation's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Subordinated Notes, then the Trading Price of the Convertible Subordinated Notes will equal (1) the then-applicable conversion rate of the Notes multiplied by (2) the Market Price of the Corporation's Common Stock on such determination date.

         "Trigger Event" has the meaning provided in Section 6.05(d) hereof.

         "Trustee" has the meaning provided in the first paragraph hereof.

         "Underwriters" mean Lehman Brothers Inc., Harris Nesbitt Gerard, Inc. and the other underwriters listed on Schedule A to the Underwriting Agreement, as parties to the Underwriting Agreement.

         "Underwriting Agreement" means the Underwriting Agreement, dated October 16, 2003, between the Corporation and the Underwriters.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including the payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                                   ARTICLE 2

                        PAYMENT OF PRINCIPAL AND INTEREST

         SECTION 2.01 Payment of Principal and Interest.

         (a) The principal of the Convertible Subordinated Notes shall be due at Stated Maturity (unless earlier redeemed or purchased by the Corporation). The unpaid principal amount of the Convertible Subordinated Notes shall bear interest at the rate of 2.75% per annum until paid or duly provided for, such interest to accrue from October 22, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the Convertible Subordinated Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Convertible Subordinated Notes are registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Convertible Subordinated Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Convertible Subordinated Notes may be listed, and upon such notice as may be required by any such exchange.

         (b) The Convertible Subordinated Notes will bear interest until the principal amount thereof is paid or made available for payment, or until such date on which the Convertible Subordinated Notes are converted, redeemed or purchased as provided herein, (i) prior to the occurrence of a Reset Transaction (as defined below), at a rate of 2.75% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction (as adjusted, if at all, the "Interest Rate").

         (c) Interest shall be due and payable on a Convertible Subordinated Note as follows:

                  (i) A registered Holder as of the close of business on a Regular Record Date shall be entitled to receive and shall receive (except as otherwise indicated in this Section 2.01), accrued and unpaid Interest on such Convertible Subordinated Note from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to the Interest Payment Date next succeeding such Regular Record Date, other than any

         Convertible Subordinated Note whose Stated Maturity is prior to such Interest Payment Date.

                  (ii) In the event that a Convertible Subordinated Note becomes subject to redemption pursuant to Article 4 and the Redemption Date occurs after a Regular Record Date but on or prior to the next succeeding Interest Payment Date, the Person whose Convertible Subordinated Note becomes subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid Interest from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to, but excluding, the Redemption Date of such Convertible Subordinated Note.

                  (iii) In the event that a Convertible Subordinated Note becomes subject to purchase pursuant to Article 5, a Holder who exercises a Purchase Right with respect to such Convertible Subordinated Note shall be entitled to receive and shall receive accrued and unpaid Interest on such Convertible Subordinated Note from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to, but excluding the applicable Repurchase Date for such Convertible Subordinated Note, which amount shall be included in the applicable Repurchase Price thereof pursuant to Article 5.

                  (iv) In the event that a Convertible Subordinated Note is converted pursuant to Article 6, the Holder who converts such Convertible Subordinated Note on any date other than an Interest Payment Date shall not be entitled to receive unpaid Interest on such Convertible Subordinated Note from the preceding Interest Payment Date until the Conversion Date, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited. As a result, a Holder which converts a Convertible Subordinated Note after a Regular Record Date but prior to the next succeeding Interest Payment Date will receive accrued and unpaid Interest on such Convertible Subordinated Note for such period on such Interest Payment Date but will be required to remit to the Corporation an amount equal to that Interest at the time such Holder surrenders the Convertible Subordinated Note for conversion, pursuant to Article 6; provided, however, that such Holder will not be required to remit such Interest if, prior to conversion or the delivery of a notice of conversion pursuant to Article 6, the Corporation has either delivered a notice of redemption as contemplated by Article 4 on or prior to the third Business Day after such Interest Payment Date or redeemed such Convertible Subordinated Note pursuant to Article 4 and the Holder converts such Convertible Subordinated Note after a Regular Record Date but prior to the next succeeding Interest Payment Date pursuant to Article 6.

                  (d) Interest on the Convertible Subordinated Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an

Officers' Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

                  (e) Principal on Physical Convertible Subordinated Notes will be payable at the office or agency of the Corporation maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of $5,000,000 or less will be payable by a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the security register held by the Security Registrar and Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of more than $5,000,000 will be payable by wire transfer in immediately payable funds if requested by the Holder of those Convertible Subordinated Notes.

                                    ARTICLE 3

                 ISSUANCE OF THE CONVERTIBLE SUBORDINATED NOTES

         SECTION 3.01 Denominations.

         The Convertible Subordinated Notes shall be issued in denominations of $1,000 and any integral multiple thereof.

         SECTION 3.02 Global Convertible Subordinated Notes.

         (a) The Convertible Subordinated Notes shall initially be issued in the form of one or more Global Convertible Subordinated Notes registered in the name of the Depositary (which initially shall be the Depositary Trust Corporation) or its nominee. Except under the limited circumstances described below, Convertible Subordinated Notes represented by such Global Convertible Subordinated Note or Global Convertible Subordinated Notes shall not be exchangeable for, and shall not otherwise be issuable as, Convertible Subordinated Notes in definitive form. The Global Convertible Subordinated Notes described in this Article 3 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         (b) A Global Convertible Subordinated Note shall be exchangeable for Convertible Subordinated Notes registered in the names of Persons other than the Depositary (which initially shall be the Depositary Trust Corporation) or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a Depositary for such Global Convertible Subordinated Note and no successor Depositary shall have been appointed by the Corporation within 90 days of receipt by the Corporation of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Corporation within 90 days after it becomes aware of such cessation or (ii) the Corporation in its sole discretion determines that such Global Convertible Subordinated Note shall be so exchangeable. Any Global Convertible Subordinated Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Subordinated Notes registered in such names as the Depositary shall direct.

                                    ARTICLE 4

                               OPTIONAL REDEMPTION

         SECTION 4.01 Optional Redemption.

                  At any time on or after November 5, 2010, except for Convertible Subordinated Notes that it is required to purchase pursuant to
Section 5.01 or required to convert pursuant to Section 6.01, the Corporation may, at its option, redeem the Convertible Subordinated Notes in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Convertible Subordinated Notes, upon at least 20 but not more than 60 days' notice (such date, a "Redemption Date") as set forth in Section 4.04, at a redemption price equal to 100% of the principal amount of the Convertible Subordinated Notes to be redeemed, plus any accrued and unpaid interest on the principal amount to be redeemed (the "Redemption Price").

                  The Corporation will pay Interest on the Convertible Subordinated Notes being redeemed, including those Convertible Subordinated Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date. This Interest will include Interest accrued and unpaid to, but excluding, the Redemption Date. If the Redemption Date is an Interest Payment Date, the Corporation will pay the Interest to the Holder of record on the corresponding Regular Record Date, which may or may not be the same Person to whom the Corporation will pay the Redemption Price.

                  If the Corporation exercises its option to redeem the Convertible Subordinated Notes pursuant to this Section 4.01, a Holder may nevertheless exercise its right to have its Convertible Subordinated Notes purchased pursuant to Section 5.01, if applicable, or to convert such Convertible Subordinated Notes pursuant to Article 6 even if such Convertible Subordinated Notes are not otherwise convertible at such time, in each case, until the close of business on the day that is one Business Day immediately preceding the Redemption Date.

                  The Corporation shall pay Interest to the Holder of the Convertible Subordinated Notes called for redemption pursuant to Section 4.01 (including those Convertible Subordinated Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to, but excluding, the Redemption Date pursuant to Section 2.01(c)(ii); provided, however, that if the Redemption Date is an Interest Payment Date, the Corporation shall pay the Interest to the Holder of the Convertible Subordinated Note at the close of business on such Interest Payment Date.

         SECTION 4.02 Notice to Trustee.

                  If the Corporation elects to redeem Convertible Subordinated Notes pursuant to the provisions of Section 4.01 hereof (such election to be ordered by a Board Resolution), it shall notify the Trustee at least 20 days prior to the intended Redemption Date of (i) such intended

Redemption Date, (ii) the principal amount of Convertible Subordinated Notes to be redeemed and (iii) the CUSIP numbers of the Convertible Subordinated Notes to be redeemed.

         SECTION 4.03 Selection of Convertible Subordinated Notes to Be
Redeemed.

                  If fewer than all the Convertible Subordinated Notes are to be redeemed, the Trustee shall select the particular Convertible Subordinated Notes to be redeemed from the Outstanding Convertible Subordinated Notes by a method that complies with the requirements of any exchange on which the Convertible Subordinated Notes are listed, or, if the Convertible Subordinated Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. The Trustee may select for redemption portions of the principal amount of Convertible Subordinated Notes that have denominations of $1,000 or more.

                  Convertible Subordinated Notes and portions thereof that the Trustee selects shall be in principal amounts in integral multiples of $1,000. Provisions of this Indenture that apply to Convertible Subordinated Notes called for redemption also apply to portions of Convertible Subordinated Notes called for redemption. The Trustee shall notify the Corporation promptly of the Convertible Subordinated Notes or portions of Convertible Subordinated Notes to be redeemed.

                  The Trustee shall promptly notify the Corporation and the Registrar in writing of the Convertible Subordinated Notes selected for redemption and, in the case of any Convertible Subordinated Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  If any Convertible Subordinated Note selected for partial redemption is converted or elected to be purchased in part before termination of the conversion right or Purchase Right with respect to the portion of the Convertible Subordinated Note so selected, the converted or purchased portion of such Convertible Subordinated Note shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Convertible Subordinated Note so converted or purchased and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption other than such Holder would have otherwise been entitled to receive upon conversion or purchase of such Convertible Subordinated Note subject to
Section 2.01(c). Convertible Subordinated Notes which have been converted or purchased during a selection of Convertible Subordinated Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Convertible Subordinated Notes shall relate, in the case of any Convertible Subordinated Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Convertible Subordinated Notes which has been or is to be redeemed.

         SECTION 4.04 Notice of Redemption.

                  Notice of redemption shall be given in the manner provided in
Section 12.01 hereof to the Holders of Convertible Subordinated Notes to be redeemed. Such notice shall be given no less than 20 Business Days and no more than 60 Business Days prior to the intended Redemption Date.

                  All notices of redemption shall state:

                  (a) such intended Redemption Date;

                  (b) the Redemption Price and Interest accrued and unpaid to, but excluding, the Redemption Date, if any;

                  (c) if fewer than all the Outstanding Convertible Subordinated Notes are to be redeemed, the principal amount of Convertible Subordinated Notes to be redeemed and the principal amount of Convertible Subordinated Notes which will be Outstanding after such partial redemption;

                  (d) that on the Redemption Date the Redemption Price and Interest, accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Convertible Subordinated Note to be redeemed;

                  (e) the Conversion Price, the date on which the right to convert the principal of the Convertible Subordinated Notes to be redeemed will terminate and the places where such Convertible Subordinated Notes may be surrendered for conversion;

                  (f) the place or places where such Convertible Subordinated Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid Interest; and

                  (g) the CUSIP number of the Convertible Subordinated Notes.

                  The notice given shall specify the last date on which exchanges or transfers of Convertible Subordinated Notes may be made, and shall specify the serial numbers of Convertible Subordinated Notes and the portions thereof called for redemption.

                  Notice of redemption of Convertible Subordinated Notes to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's written request delivered at least 20 Business Days prior to the date of the mailing of such Notice, by the Trustee in the name of and at the expense of the Corporation.

         SECTION 4.05 Effect of Notice of Redemption.

                  Notice of redemption having been given as provided in Section
4.04 hereof, the Convertible Subordinated Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Corporation shall default in the payment of the Redemption Price and accrued and unpaid Interest) such Convertible Subordinated Notes shall cease to bear Interest. Upon surrender of any such Convertible Subordinated Note for redemption in accordance with such notice, such Convertible Subordinated Note shall be paid by the Corporation at the Redemption Price; provided, however, the installments of Interest on Convertible Subordinated Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such

Convertible Subordinated Notes, or one or more Predecessor Convertible Subordinated Notes, registered as such on the relevant Regular Record Date.

                  If any Convertible Subordinated Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear Interest from the Redemption Date at the Interest Rate.

         SECTION 4.06 Deposit and Payment of Redemption Price.

                  Prior to 10:00 a.m. New York City time on any Redemption Date, the Corporation shall deposit with the Trustee or with a Paying Agent (or, if the Corporation or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money in immediately available funds sufficient to pay the Redemption Price, and accrued and unpaid Interest, in respect of all the Convertible Subordinated Notes to be redeemed on that Redemption Date from the last Interest Payment Date to but not including the Redemption Date, other than any Convertible Subordinated Notes called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid Interest on such Convertible Subordinated Notes. The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Convertible Subordinated Notes being redeemed in accordance with this Article.

                  If any Convertible Subordinated Note delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the principal amount of such Convertible Subordinated Note shall, until it is redeemed, bear Interest on the Redemption Date to but not including the actual date of redemption at the applicable Interest Rate, and each such Convertible Subordinated Note shall remain convertible into shares of Common Stock pursuant to Article 6 until such Convertible Subordinated Note shall have been so redeemed.

                  If any Convertible Subordinated Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Convertible Subordinated Note shall (subject to any right of the Holder of such Convertible Subordinated Note or any Predecessor Convertible Subordinated Note to receive Interest as provided in Section 2.01(c)) be paid to the Corporation upon request by the Corporation or, if then held by the Corporation, shall be discharged from such trust.

         SECTION 4.07 Convertible Subordinated Notes Redeemed in Part.

                  Any Convertible Subordinated Note which is to be redeemed only in part shall be surrendered at an office or agency of the Corporation designated for that purpose (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Convertible Subordinated Note without service charge, a new Convertible Subordinated Note or Convertible Subordinated Notes of any authorized denomination as requested by such Holder in principal amount equal to and in exchange for the unredeemed portion of the Convertible Subordinated Note so surrendered, provided that no single Convertible Subordinated Note may be purchased in part unless the portion of the principal amount of such Convertible Subordinated Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof.

                                   ARTICLE 5

                PURCHASE AT THE OPTION OF A HOLDER UPON SPECIFIC
                      REPURCHASE DATES OR CHANGE OF CONTROL

         SECTION 5.01 Purchase Right.

                  (a) On November 1 of 2010, 2013, 2018, 2023 and 2028, (each, a
"Specific Repurchase Date") each Holder shall have the right (the "Purchase Right"), at the Holder's option, to require the Corporation to repurchase for cash, and upon the exercise of such right the Corporation shall purchase, all of such Holder's Convertible Subordinated Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Convertible Subordinated Note may be purchased in part unless the portion of the principal amount of such Convertible Subordinated Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof), at a purchase price equal to 100% of the principal amount of the Convertible Subordinated Notes to be purchased (the "Repurchase Price"), plus accrued and unpaid Interest on those Convertible Subordinated Notes to, but excluding the Specific Repurchase Date. Holders may submit their Convertible Subordinated Notes for repurchase to the Paying Agent at any time from the opening of business on the date that is 20 Business Days prior to the applicable Specific Repurchase Date until the close of business on the Specific Repurchase Date.

                  (b) In the event that a Change of Control (together with the Specific Repurchase Dates, "Repurchase Events") shall occur, each Holder shall have the Purchase Right, at the Holder's option, but subject to the provisions of Section 5.02 hereof, to require the Corporation to purchase for cash, and upon the exercise of such right the Corporation shall purchase, all of such Holder's Convertible Subordinated Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 5.02 (provided that no single Convertible Subordinated Note may be purchased in part unless the portion of the principal amount of such Convertible Subordinated Note to be Outstanding after such purchase is equal to $1,000 or an integral multiple thereof), on the date (the "Change of Control Purchase Date"; together with the Specific Repurchase Date, the "Repurchase Date") that is a Business Day 20 Business Days after the date of the Repurchase Event Notice at the Repurchase Price plus accrued and unpaid Interest to, but excluding, the Change of Control Purchase Date; provided, however, that installments of Interest on Convertible Subordinated Notes whose Stated Maturity is prior to or on the Change of Control Purchase Date shall be payable to the Holders of such Convertible Subordinated Notes, or one or more Predecessor Convertible Subordinated Notes, registered as such on the relevant Regular Record Date according to their terms and the provisions of Sections 1.01 and 2.01 hereof. If the Holders have a Repurchase Right pursuant to this Section 5.01(b), the Corporation shall issue a press release through Dow Jones & Corporation, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make such information available on the Corporation's web site or through another public medium as the Corporation may use at such time.

         SECTION 5.02 Repurchase Event Notice.

                  No later than 20 Business Days after the occurrence of a Repurchase Event, the Corporation shall mail a written notice of the Repurchase Event (the "Repurchase Event Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) pursuant to
Section 12.01 hereof. The Repurchase Event Notice shall include a form of notice (the "Repurchase Event Purchase Notice") to be completed by the Holder and delivered to the Paying Agent pursuant to Section 5.03, and shall state the following:

         (a) that it is a Repurchase Event Notice pursuant to this Section and that a Repurchase Event Purchase Notice must be completed by the Holder and delivered to the Paying Agent (and any beneficial holder of Convertible Subordinated Notes), together with the delivery of the Holder's Convertible Subordinated Notes for which the Holder will exercise its Purchase Rights pursuant to Section 5.01, for such Holder to receive the Repurchase Price;

         (b) the events causing a Repurchase Event and the date of such Repurchase Event;

         (c) the procedures with which such Holder must comply to exercise its right to have its Convertible Subordinated Notes purchased pursuant to Section 5.01, including the date by which the completed Repurchase Event Purchase Notice and the Convertible Subordinated Notes the Holder elects to have purchased pursuant to Section 5.01 must be delivered to the Paying Agent in order to have such Convertible Subordinated Notes purchased by the Corporation pursuant to
Section 5.01, the name and address of the Paying Agent and that the Convertible Subordinated Notes as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 6, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder's conversion rights pursuant to Article 6 and the Conversion Rate then in effect and any adjustments thereto;

         (d) the Repurchase Date and the Repurchase Price, if applicable;

         (e) that, unless the Corporation defaults in making payment of such Repurchase Price or Interest, on the Convertible Subordinated Notes surrendered for purchase by the Corporation will cease to accrue on and after the Repurchase Date, if applicable;

         (f) the CUSIP number of the Convertible Subordinated Notes;

         (g) any other procedures then applicable that the Holder must follow to exercise rights under Article 5 and a brief description of those rights; and

         (h) the Holder's right to withdraw a completed and delivered Repurchase Event Purchase Notice, the procedures for withdrawing a Repurchase Event Purchase Notice, pursuant to Section 5.03(b) hereof and that Convertible Subordinated Notes as to which a completed and delivered Repurchase Event Purchase Notice may be converted, if they are convertible only in accordance with Article 6, if the applicable completed and delivered Repurchase Event Purchase Notice has been withdrawn.

                  No failure by the Corporation to give the foregoing Repurchase Event Notice shall limit any Holder's right to exercise its rights pursuant to
Section 5.01 or affect the validity of the proceedings for the purchase of its Convertible Subordinated Notes hereunder.

         SECTION 5.03 Delivery of Repurchase Event Purchase Notice; Form of Repurchase Event Purchase Notice; Withdrawal of Repurchase Event Purchase Notice.

                  (a) The Corporation shall deliver, or cause the Trustee or Paying Agent, to deliver, to all Holders (and beneficial holders of the Convertible Subordinated Notes) a Repurchase Event Purchase Notice in the form provided in Exhibit C hereto, which with respect to Holders' Purchase Rights set forth in Section 5.01, shall be delivered to such Holders at least 20 Business Days prior to the Repurchase Date and, as set forth in Section 5.02 hereof, shall be included in the Repurchase Event Notice; provided that the delivery of such form of Repurchase Event Purchase Notice to the Holders shall be made in the Corporation's name and at the Corporation's expense.

                  (b) Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Repurchase Event Purchase Notice to the Paying Agent shall have the right to withdraw such Repurchase Event Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Event Purchase Notice at any time prior to the close of business on the Repurchase Date specifying:

                  (i) the certificate number, if any, of the Convertible Subordinated Note in respect of which such notice of withdrawal is being submitted;

                  (ii) the principal amount of the Convertible Subordinated Note with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Convertible Subordinated Note which remains subject to the original Repurchase Event Purchase Notice and which has been or will be delivered for purchase by the Corporation.

The Paying Agent shall promptly notify the Corporation of the receipt by it of any Repurchase Event Purchase Notice or written notice of withdrawal thereof.

         SECTION 5.04 Exercise of Purchase Rights.

                  To exercise a Purchase Right pursuant to Section 5.01, a Holder must deliver to the Trustee at its offices on or prior to the Repurchase Date the following:

                  (a) a completed Repurchase Event Purchase Notice, the form of which is provided in Exhibit C hereto; and

                  (b) the Convertible Subordinated Notes or cause such Convertible Subordinated Notes to be delivered through the facilities of the Depositary, as applicable, with respect to which the Purchase Right is being exercised, with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

         SECTION 5.05 Deposit and Payment of the Purchase Price

                  (a) If a Holder has exercised its rights pursuant to Section
5.01 and has satisfied the conditions for the exercise of such rights in accordance with Section 5.04, then the Corporation shall, prior to 10:00 a.m. (New York City time) on the Business Day following the Repurchase Date, deposit with the Trustee or with the Paying Agent (or, if the Corporation or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Original Indenture) an amount of money in immediately available funds, if deposited on such Business Day, sufficient to pay the aggregate Repurchase Price of all the Convertible Subordinated Notes or portions thereof which are to be purchased on such purchase date. The Trustee or Paying Agent, as applicable, shall pay the Holder the applicable Repurchase Price multiplied by the principal amount of Convertible Subordinated Notes for which such rights were exercised on the Change of Control Purchase Date.

                  (b) There shall be no purchase of any Convertible Subordinated Notes pursuant to Section 5.01 if there has occurred (prior to, on or after, as applicable, the giving, by the Holders of such Convertible Subordinated Notes, of the required Repurchase Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Event Price with respect to such Convertible Subordinated Notes). The Paying Agent will promptly return to the respective Holders thereof any Convertible Subordinated Notes (i) with respect to which a Repurchase Event Purchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Convertible Subordinated Notes) in which case, upon such return, the Repurchase Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  (c) If any Convertible Subordinated Note delivered for purchase pursuant to Section 5.01 shall not be so paid on the Repurchase Date, the principal amount of such Convertible Subordinated Note shall, until it is paid, bear Interest from the purchase date to but not including the date of actual payment hereunder at the applicable Interest Rate, and each such Convertible Subordinated Note shall remain convertible into shares of Common Stock pursuant to Article 6 until such Convertible Subordinated Note shall have been paid.

         SECTION 5.06 Effect of Delivery of Repurchase Event Purchase Notice and Purchase.

                  (a) Upon receipt by the Paying Agent of a Repurchase Event Purchase Notice, the Holder of the Convertible Subordinated Note in respect of which such Repurchase Event Purchase Notice was delivered shall (unless such Repurchase Event Purchase Notice is withdrawn pursuant to Section 5.03(b)) thereafter be entitled to receive solely the Repurchase Price with respect to such Convertible Subordinated Note, and, if applicable, any accrued and unpaid Interest pursuant to Section 2.01(c). Convertible Subordinated Notes in respect of which a Repurchase Event Purchase Notice has been delivered by the Holder thereof may not be converted pursuant to Article 6 on or after the date of the delivery of such Repurchase Event Purchase Notice unless such Repurchase Event Purchase Notice which has been completed and delivered to the Paying Agent has first been validly withdrawn pursuant to Section 5.03(b).

                  (b) All Convertible Subordinated Notes delivered for purchase shall be canceled by the Trustee or Paying Agent, as applicable.

         SECTION 5.07 Physical Convertible Subordinated Notes Purchased in Part.

                  Any Physical Convertible Subordinated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder of such Physical Convertible Subordinated Note, without service charge, a new Physical Convertible Subordinated Note or Physical Convertible Subordinated Notes, of any authorized denomination as requested by such Holder in principal amount equal to, and in exchange for, the portion of the principal amount of the Physical Convertible Subordinated Note so surrendered which is not purchased.

         SECTION 5.08 Covenant to Comply With Convertible Subordinated Notes Laws Upon Purchase of Convertible Subordinated Notes.

                  When complying with the provisions of this Article 5 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Corporation shall (i) comply with Rule 13e- 4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this
Article 5 to be exercised in the time and in the manner specified in this
Article 5.

         SECTION 5.09 Repayment to the Corporation.

                  The Trustee and the Paying Agent shall return to the Corporation any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 8.1(f) of the Original Indenture), held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to Section 5.05 exceeds the aggregate Repurchase Price of the Convertible Subordinated Notes or portions thereof which the Corporation is obligated to purchase on the purchase date then, unless otherwise agreed in writing with the Corporation, promptly after the Business Day following such purchase date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Corporation together with interest or dividends, if any, thereon, subject to the provisions of Section 8.1(f) of the Original Indenture.

                                    ARTICLE 6

                                   CONVERSION

         SECTION 6.01 Conversion of Convertible Subordinated Notes

         (a) Conversion Privilege.

         Subject to and upon compliance with the provisions in this Indenture, a Holder of Convertible Subordinated Notes shall have the right, at such Holder's option at any time prior to the close of business on the Stated Maturity Date, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Convertible Subordinated Notes into shares of Common Stock at the Conversion Price in effect on the date of conversion:

                  (i) during any fiscal quarter, if the Market Price of Common Stock for a period of at least 20 consecutive Trading Days during the 30 consecutive Trading Day period ending on the last day of the preceding fiscal quarter is more than 120% of the Conversion Price in effect on that 30th Trading Day (in the event that the Conversion Price on such thirtieth Trading Day is not the same as the Conversion Price in effect for each of such thirty Trading Days, the Corporation shall make such adjustments in good faith as it deems appropriate in determining whether the foregoing condition has been met and the Corporation shall so inform the Conversion Agent of the calculation of any such adjustment);

                  (ii) during the five Business Day period following any 10 consecutive Trading Day period in which (1) the Trading Price of a Convertible Subordinated Note for each day of such period was less than 105% of the Conversion Value for the Convertible Subordinated Note and
         (2) the Conversion Value for each day of such period was less than 95% of the principal amount of a Convertible Subordinated Note.

                  (iii) in the event that the Corporation calls any Convertible Subordinated Notes for redemption, at any time prior to the close of business one Business Day immediately preceding the Redemption Date; or

                  (iv) as provided in Section 6.01(b).

         The Conversion Agent shall, on behalf of the Corporation, determine on a daily basis whether the Convertible Subordinated Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and shall determine at the end of each quarter whether the Convertible Subordinated Notes should be convertible as a result of the occurrence of an event specified in clauses (ii), (iii) or (iv) above, and, if the Convertible Subordinated Notes shall be so convertible, the Conversion Agent shall promptly deliver to the Corporation and the Trustee written notice thereof. Notwithstanding the foregoing, the Conversion Agent shall have no obligation to determine the Trading Price of the Convertible Subordinated Notes for purposes of a conversion described in the (ii) above unless the Corporation requests such determination; and the Corporation shall have no obligation to make such request unless a Holder provides the Corporation with reasonable evidence that the Trading Price of the Convertible Subordinated

                           Notes would be less than 105% of the Conversion Value for the Convertible Subordinated Notes on any day and the Conversion Value of the Convertible Subordinated Notes on such day was less than 95% of the principal amount of the Convertible Subordinated Notes. At such time, the Corporation shall instruct the Conversion Agent to determine the Trading Price of the Convertible Subordinated Notes beginning on the next Trading Day and each successive Trading Day until the Trading Price of the Convertible Subordinated Notes over a consecutive 10 Trading Day period is greater than or equal to 105% or the Conversion Value of the Convertible Subordinated Notes (or, if earlier, until the Conversion Value for any day during such period is greater than or equal to 95% of the principal amount of the Convertible Subordinated Notes). Whenever the Convertible Subordinated Notes shall become convertible pursuant to Section 6.01, the Corporation or, at the Corporation's request, the Trustee in the name and at the expense of the Corporation, shall notify the Holders of the event triggering such convertibility in the manner provided herein, and the Corporation shall also issue a press release through Dow Jones & Corporation, Inc., Business Wire or Bloomberg Business News containing the relevant information (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) and make this information available on its web site or through another public medium as the Corporation may use at that time.

         (b) In addition, in the event that:

                  (i) (A) the Corporation distributes to all holders of shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the date of distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Market Price of the Common Stock at the time of the announcement of such distribution, (B) the Corporation distributes to all holders of shares of Common Stock cash or other assets, debt securities or rights or warrants to purchase the Corporation's securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 5% of the Market Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution or (C) a Change of Control occurs but the Holders do not have the right to require the Corporation to purchase their Convertible Subordinated Notes as a result of such Change of Control, because of the provisions set forth in Article 5, then, in each case, the Convertible Subordinated Notes may be surrendered for conversion at any time on and after the date that the Corporation gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of clause (A) or (B), or within 20 Business Days after the occurrence of the Change of Control, in the case of clause (C), until (1) the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Corporation announces that such distribution will not take place, in the case of clause (A) or (B), or (2) the earlier of 20 Business Days after the Corporation's delivery of the Repurchase Event Notice or the date the Corporation announces that the Change of Control will not take place, in the case of clause (C).

                  (ii) the Corporation consolidates with or merges into another Person, or is a party to a binding share exchange or conveys, transfers or leases its properties and assets substantially as an entirety to any Person in a transaction pursuant to which the shares of

         Common Stock would be converted into cash, securities or other property as set forth in Section 6.06 hereof, then the Convertible Subordinated Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Corporation as the anticipated effective time of such transaction until 15 days after the actual date of such transaction; provided, however, that at the effective time of a transaction described in the immediately preceding clause, the right to convert a Convertible Subordinated Note into Common Stock will be changed into a right to convert a Convertible Subordinated Note into the kind and amount of cash, securities or other property which a Holder would have received if such Holder had converted such Convertible Subordinated Note immediately prior to such transaction.

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

                  The "Conversion Rate" shall initially be 134.1922 shares of Common Stock issuable upon conversion of $1,000 principal amount of a Convertible Subordinated Note, subject to adjustment as herein set forth.

                  (c) No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 6.

                  (d) A Convertible Subordinated Note in respect of which a Holder has delivered a Repurchase Event Purchase Notice exercising the option of such Holder to require the Corporation to purchase such Convertible Subordinated Note may be converted only if such notice of exercise is withdrawn in accordance with Section 5.03(b).

         SECTION 6.02 Unconditional Right of Holders to Convert

         Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Convertible Subordinated Notes shall have the right, which is absolute and unconditional, to convert its Convertible Subordinated Notes in accordance with this Article and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or adversely affected without the consent of such Holder.

         SECTION 6.03 Conversion Procedures

         To convert Convertible Subordinated Notes, the requirements set forth in this Section 6.03 and in the reverse of the Convertible Subordinated Notes must be satisfied.

         (a) To convert the Convertible Subordinated Notes, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Convertible Subordinated Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) with respect to Physical Convertible Subordinated Notes, surrender such Physical Convertible Subordinated Notes to the Conversion Agent or with respect to Convertible Subordinated Notes represented by Global Convertible Subordinated Notes, cause the book-entry transfer thereof to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Corporation or the Trustee,
(4) pay all funds required, if any, relating to interest on the Convertible Subordinated Note to which the Holder is not entitled pursuant to Section 2.01(c)(iv) and (5) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date").

         (b) To the extent provided in Section 2.01(c), Convertible Subordinated Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Convertible Subordinated Note whose Stated Maturity is prior to such Interest Payment Date) shall be accompanied by payment by such Holder in immediately available funds to the Corporation of an amount equal to the Interest to be received on such Interest Payment Date on principal amount of Convertible Subordinated Notes being surrendered for conversion. To the extent provided in Sections 1.01 and 2.01, Convertible Subordinated Notes which have been called for redemption by the Corporation in a notice of redemption pursuant to Section 4.04, and are converted prior to redemption on a Redemption Date that is on or prior to the third Business Day after such Interest Payment Date, shall not require such concurrent payment to the Corporation upon surrender for conversion, and, if such Convertible Subordinated Notes are converted during the time period set forth in the preceding sentence, the Holders of such converted Convertible Subordinated Notes shall be entitled to receive (and retain) any accrued interest on the principal amount of such surrendered Convertible Subordinated Notes, if any.

         (c) Convertible Subordinated Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Subordinated Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Convertible Subordinated Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

         (d) In the case of any Convertible Subordinated Note which is converted in part only, or a Holder converts less than the principal amount it owns at such time, upon such conversion the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Corporation, a new Convertible Subordinated Note or Convertible Subordinated Notes of authorized denominations in principal amount equal to the unconverted portion of the principal amount of such Convertible Subordinated Notes.

         (e) As promptly as practicable on or after the Conversion Date, but in no event later than the fifth Business Day following the Conversion Date, the Corporation shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of such Convertible Subordinated Notes, together with payment in lieu of any fraction of a share as provided in Section 6.04 hereof. The Corporation hereby initially appoints The Bank of New York as the Conversion Agent.

         (f) A Convertible Subordinated Note in respect of which a Holder has delivered a Repurchase Event Purchase Notice exercising the option of such Holder to require the Corporation to purchase such Convertible Subordinated Note may be converted only if such notice of exercise is withdrawn in accordance with Section 5.03(b).

         SECTION 6.04 Fractions of Shares.

                  No fractional shares of Common Stock shall be issued upon conversion of any Convertible Subordinated Note or Convertible Subordinated Notes. If more than one Convertible Subordinated Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issued upon conversion thereof shall be computed on the basis of the principal amount of the Convertible Subordinated Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issued upon conversion of any Convertible Subordinated Note or Convertible Subordinated Notes (or specified portions thereof), the Corporation shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the shares of Common Stock as of the Trading Day preceding the Conversion Date.

         SECTION 6.05 Adjustment of Conversion Price.

                  The Conversion Price shall be subject to adjustment, calculated in good faith by the Corporation, from time to time as follows:

                  (a) In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date fixed for such determination; and

                  (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

                  Such reduction shall become effective immediately after the opening of business on the day following the Conversion Record Date. If any dividend or distribution of the type described in this Section 6.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Corporation shall issue rights or warrants (other than any rights or warrants issued pursuant to a rights plan (commonly referred to as a "poison pill" plan) referred to in Section 6.05(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within sixty (60) days after the date of distribution) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Conversion Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Conversion Record Date by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Conversion Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the securities convertible into shares of Common Stock so offered) would purchase at such Current Market Price; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Conversion Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the securities convertible into shares of Common Stock so offered are convertible).

                  Such adjustment shall become effective immediately after the opening of business on the day following the Conversion Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, or to the extent the shares of Common Stock issuable on conversion of any convertible securities are not issued upon the expiration or termination of such rights or warrants or such convertible securities, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 6.05(a) applies) or evidences of its Indebtedness, cash or other assets (including shares of Capital Stock of any Subsidiary), including securities, but excluding (1) any rights or warrants referred to in Section 6.05(c), (2) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 6.06 applies, (3) dividends and distributions paid exclusively in cash and (4) distributions of Common Stock referred to in Section 6.05(a) (such Capital Stock, evidence of its Indebtedness, cash, or other assets (including shares of Capital Stock of any Subsidiary) being distributed hereinafter in this
Section 6.05(d) called the "distributed assets"), then, in each such case, subject to this Section 6.05(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Conversion Record Date with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price on such date, less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Conversion Record Date); and

                  (ii) the denominator of which shall be such Current Market Price on such Conversion Record Date.

                  Such reduction shall become effective immediately prior to the opening of business on the day following the Conversion Record Date. However, in the event that the then Fair Market Value (as so determined) of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Conversion Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Convertible Subordinated Note (or any portion thereof) the amount of distributed assets such Holder would have received had such Holder converted such Convertible Subordinated Note (or portion thereof) immediately prior to such Conversion Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 6.05(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events specified in such rights or warrants or related instruments or agreements governing the same (a "Trigger Event"):

                  (1) are deemed to be transferred with such shares of Common Stock;

                  (2) are not exercisable; and

                  (3) are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 6.05(d) (and no adjustment to the Conversion Price under this Section 6.05(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of Indebtedness or other assets or entitle the Holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and the Conversion Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the Holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 6.05(d):

                  (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as applicable, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

                  (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  For purposes of this Section 6.05(d) and Sections 6.05(a), 6.05(b) and 6.05(c), any dividend or distribution to which this Section 6.05(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 6.05(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6.05(c) applies (or any combination thereof), shall be deemed instead to be:

                  (1) a dividend or distribution of the evidences of Indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 6.05(a), 6.05(b) and 6.05(c) apply, respectively (and any Conversion

         Price reduction required by this Section 6.05(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 6.05(a), 6.05(b) and 6.05(c) with respect to such dividend or distribution shall then be made), except:

                           (A) the Conversion Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Conversion Record Date fixed for such determinations" and "Conversion Record Date" within the meaning of Section 6.05(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 6.05(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Conversion Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Conversion Record Date" within the meaning of Section 6.05(c); and

                           (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 6.05(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                  In the event of any distribution referred to in Section 6.05(c) or 6.05(d), where, in the case of a distribution described in Section 6.05(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) exceeds 5% of the Current Market Price on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 6.05(b) or the Convertible Subordinated Notes are otherwise convertible pursuant to this Article 6, the Corporation will be required to give notice to the Holders at least 20 days prior to the Ex-Dividend Time for the distribution and, upon giving of notice, the Convertible Subordinated Notes may be surrendered for conversion at any time on and after the date that the Corporation gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or until the Corporation announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder to convert will be made if the Holder will otherwise participate in such distribution without conversion.

                  (e) In case the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash, other than any dividend or distribution made in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, then, in such case, unless the Corporation elects to reserve such cash for distribution to the Holders of the Convertible Subordinated Notes upon the conversion of the Convertible Subordinated Notes so that any such Holder converting Convertible Subordinated Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, converted its Convertible Subordinated Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Conversion Record Date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such Conversion Record Date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Convertible Subordinated Note shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Convertible Subordinated Note on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender or exchange offer made by the Corporation or any Subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such Subsidiary of consideration to the extent that the same involves an aggregate consideration that, together with any cash and the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of any other consideration paid in any other tender or exchange offer by the Corporation or any of its subsidiaries for its Common Stock concluded within the 12 months preceding such tender offer for which no adjustment has been made, exceeds 5% of the Corporation's market capitalization on the expiration date (the "Expiration Time") of such tender offer or exchange offer, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator of which shall be the sum of (i) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law, rule, regulation, court order or administrative or other regulatory action from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.

                  (g) For purposes of this Article 6, the following terms shall have the meanings indicated:

                  (i) "Current Market Price" shall mean the average of the daily Trading Prices per share of Common Stock (or such other security as specified herein) for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                           (a) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.05(a), 6.05(b), 6.05(c), 6.05(d), 6.05(e) or
         6.05(f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                           (b) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.05(a), 6.05(b), 6.05(c), 6.05(d), 6.05(e) or 6.05(f) occurs on or after the
         "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                           (c) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or
         (ii) of this proviso, the Trading Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6.05(d) or 6.05(f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                  For purposes of any computation under Section 6.05(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.05(a), 6.05(b), 6.05(c), 6.05(d), 6.05(e) or 6.05(f)
occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                           (1) with respect to any issuance or distribution,
                  means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

                           (2) with respect to any subdivision or combination of
                  shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

                           (3) with respect to any tender or exchange offer,
                  means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 6.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 6.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  (ii) "Fair Market Value" shall mean, if there is a current market for the asset, debt or transaction in question, the amount that a willing buyer would pay a willing seller in an arm's length transaction or, in the absence of a current market for such asset, debt or transaction, the amount determined in good faith by the Board of Directors that represents its determination of the fair market value of the asset.

                  (iii) "Conversion Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) No adjustment need be made for (i) a transaction referred to in Sections 6.05 or 6.06 if Holders participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction; (ii) the issuance and distribution of rights to purchase shares of Common Stock pursuant to (A) a Corporation plan for reinvestment of dividends or interest or (B) to the extent the Convertible Subordinated Notes become convertible pursuant to this Article 6 in whole or in part into cash, with respect to such cash after such cash is distributed to the Holders in satisfaction of such conversion right.

                  (i) The Corporation may make such additional reductions in the Conversion Price as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes). In addition, to the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price or increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Holders, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced or the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to the Trustee and the Conversion Agent a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 6.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 6 shall be made by the Corporation in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  (k) No adjustment in Conversion Price shall be required if the Fair Market Value of any assets, debt securities or rights, warrants or options to purchase the other securities of the Corporation, including but not limited to Common Stock, in each case applicable to each share of Common Stock are distributed to the Corporation's stockholders and such Fair Market Value either equals or exceeds the Current Market Price or such Current Market Price exceeds the such Fair Market Value by an amount not exceeding $1.00; provided, however, that any adjustments which by reason of this Section 6.05(k) are not required to be made shall be distributed upon conversion of any Convertible Subordinated
Note in an amount of assets, securities or rights, warrants or options comprising the distribution that a Holder would have received if such Holder had converted such Convertible Subordinated Note immediately prior to the Conversion Record Date.

                  (l) In any case in which this Section 6.05 provides that an adjustment shall become effective immediately after a Conversion Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holder of any Convertible Subordinated Note converted after such Conversion Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 6.04.

                  (m) For purposes of this Section 6.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (n) If the distribution date for the rights provided in the Corporation's rights agreement, if any, occurs prior to the date a Convertible Subordinated Note is converted, the Holder of the Convertible Subordinated Note who converts such Convertible Subordinated Note after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to Section 6.05(b) as if the rights were being distributed to the common stockholders of the Corporation immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  (o) If the Corporation adjusts the Conversion Price pursuant to this Section 6.05, the Corporation shall issue a press release through Dow Jones & Corporation, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make such information available on the Corporation's web site or through another public medium as the Corporation may use at such time.

         SECTION 6.06 Consolidation or Merger of the Corporation

         If any of the following events occur, namely:

                  (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock;

                  (2) any merger, consolidation, statutory share exchange or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock; or

                  (3) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets

         (including cash or any combination thereof) with respect to or in exchange for such Common Stock;

the Corporation or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Convertible Subordinated Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Convertible Subordinated Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 6.06, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Purchase Rights set forth in Article 5 hereof.

                  The Corporation shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the security register of the Convertible Subordinated Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The Corporation may not become a party to any such transaction unless its terms are consistent with the foregoing.

                  The above provisions of this Section 6.06 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 6.06 applies to any event or occurrence,
Section 6.05 shall not apply.

         SECTION 6.07 Notice of Adjustments of Conversion Price.

                  Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 6.05(i) for which the notice required by such paragraph has been provided), the Corporation shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Corporation shall prepare a notice or press release stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, shall issue such notice or press release through Dow Jones & Corporation Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) and shall make the information available on the Corporation's website or through another public medium as the Corporation may use at such time. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         SECTION 6.08 Notice Prior to Certain Actions.

                  In case at any time after the date hereof:

         (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

         (b) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

         (c) there shall occur any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Corporation; or

         (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Convertible Subordinated Notes pursuant to Section
2.4 of the Original Indenture, and shall cause to be provided to the Trustee and all Holders in accordance with Section 12.01, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

                  (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

                  Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section 6.08.

         SECTION 6.09 Corporation to Reserve Common Stock.

                  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Convertible Subordinated Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Convertible Subordinated Notes.

         SECTION 6.10 Common Stock to be Fully Paid and Nonassessable.

                  The Corporation covenants that all Common Stock which may be issued upon conversion of Convertible Subordinated Notes will upon issue be fully paid and nonassessable and, except as provided in Section 6.11, the Corporation will pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 6.11 Taxes on Conversions.

                  Except as provided in the next sentence, the Corporation will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Subordinated Notes pursuant to Article 6. A Holder delivering a Convertible Subordinated Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Convertible Subordinated Note or Convertible Subordinated Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

         SECTION 6.12 Cancellation of Converted Convertible Subordinated Notes.

                  All Convertible Subordinated Notes delivered for conversion shall be delivered to the Trustee to be canceled at the direction of the Corporation.

         SECTION 6.13 Responsibility of Trustee for Conversion Provisions.

                  The Trustee, subject to the provisions of Section 8.1 of the Original Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of
Section 8.1 of the Original Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock or of any other Convertible Subordinated Notes or property, which may at any time be issued or delivered upon the conversion of any Convertible Subordinated Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 8.1 of the Original Indenture, nor any Conversion Agent shall be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other Convertible Subordinated Notes or property upon the surrender of any Convertible Subordinated Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 8.1, and any Conversion Agent shall not be responsible or liable for any failure of the Corporation to comply with any of the covenants of the Corporation contained in this Article.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         SECTION 7.01 Events of Default

         "Event of Default", wherever used with respect to the Convertible Subordinated Notes, means any one of the following events:

                  (a) the Corporation defaults in the payment of the principal amount (a "Defaulted Payment") on any Outstanding Convertible Subordinated Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon exercise of a Purchase Right, upon declaration when due for purchase by the Corporation or otherwise;

                  (b) the Corporation defaults in the payment of Interest on any Convertible Subordinated Note when it becomes due and payable and such default continues for a period of 30 days;

                  (c) the Corporation fails to perform or observe any other term, covenant or agreement contained in the Convertible Subordinated Notes or this First Supplemental Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Corporation to remedy the same, shall have been given to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Convertible Subordinated Notes;

                  (d) the Corporation defaults under any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $20,000,000, for a period of 30 days after written notice to the Corporation by the Trustee or to the Corporation and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Convertible Subordinated Notes, which default (i) is caused by the Corporation's or any such Significant Subsidiary's failure to pay when due principal or premium of or interest on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged or (ii) results in the acceleration of such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled; provided, however, that, subject to the provisions of Section 8.1 of the Original Indenture, the Trustee will not be deemed to have knowledge of such nonpayment or other default unless a Responsible Officer of the Trustee has received written notice thereof from the Corporation, from any Holder, from the holder of any such Indebtedness or from the trustee or agent under the agreement or instrument relating to such Indebtedness;

                  (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

                  (f) the commencement by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Corporation, or the filing by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law in the context of a bankruptcy, insolvency or reorganization proceeding, or the consent by the Corporation to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of any substantial part of its property, or the making by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, expressly in furtherance of any such action.

                  If a Default under clauses (e) or (f) above occurs and is continuing, then automatically the principal of all the Convertible Subordinated Notes and the interest thereon shall become immediately due and payable. A Default under clauses (a), (b), (c) or (d) above is not an Event of Default until the Trustee notifies the Corporation, or the Holders of at least 25% of the principal amount of the Convertible Subordinated Notes at the time Outstanding notify the Corporation and the Trustee, of the Default, and the Corporation does not cure such Default (and such Default is not waived) within the time specified in clauses (b), (c) or (d) above, as the case may be, after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Trustee shall, within 90 days of the occurrence of a Default, give to the Holders notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Corporation is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default in the payment of the principal of or Interest on any of the Convertible Subordinated Notes when due or in the payment of any redemption or Purchase Right.

                                    ARTICLE 8

                                   AMENDMENTS

         SECTION 8.01 Without Consent of Holders.

         The Corporation and the Trustee may amend or supplement this First Supplemental Indenture or the Notes without the consent of any Holder:

                  (i) to add to the Corporation's covenants for the benefit of the Holders;

                  (ii) surrender any right or power conferred upon the Corporation;

                  (iii) provide for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Corporation's assets occurs;

                  (iv) provide for the assumption of the Corporation's obligations to the Holders in the case of a merger, consolidation or conveyance, sale, transfer or lease of all or substantially all of the Corporation's assets;

                  (v) reduce the conversion price, provided that the reduction will not adversely affect the interests of the Holders (after taking into account tax and other consequences of such reduction);

                  (vi) comply with the requirements of the SEC in order to effect or maintain the qualification of the First Supplemental Indenture under the TIA;

                  (vii) cure any ambiguity or correcting or supplementing any defective provision contained in the First Supplemental Indenture, provided that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect;

                  (viii) add guarantees with respect to the Convertible Subordinated Notes; or

                  (ix) add or modify any other provisions with respect to matters or questions arising under the First Supplemental Indenture which the Corporation and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

         SECTION 8.02 With Consent of All Holders

         The Corporation and the Trustee may not enter into a supplemental indenture to modify or amend the First Supplemental Indenture without the written consent or the affirmative vote each Holders affected thereby to:

                  (i) change the Stated Maturity of the principal of or the date any installment of interest is due on any Convertible Subordinated Note;

                  (ii) reduce the principal amount, Repurchase Price or Redemption Price of or interest on any Convertible Subordinated Note;

                  (iii) change the currency of payment of such Convertible Subordinated Notes or interest thereon;

                  (iv) alter the manner of calculation or rate of accrual of Interest on any Convertible Subordinated Note;

                  (v) impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Subordinated Note;

                  (vi) modify the Corporation's obligations to maintain an office or agency in New York, New York;

                  (vii) except as otherwise permitted or contemplated by Section
         6.06 or Article 10 hereof, and except for Purchase Rights contemplated by Section 5.01(b) hereof, adversely affect the Purchase Rights of Holders or the conversion rights of Holders;

                  (viii) after the Corporation's obligation to repurchase the Convertible Subordinated Notes in connection with a Change of Control arises under the First Supplemental Indenture, amend, modify, or change the Corporation's obligation to repurchase the Convertible Subordinated Notes upon a Change of Control or waive any default in the performance thereof;

                  (ix) modify the subordination provisions of the First Supplemental Indenture in a manner adverse to the Holders;

                  (x) modify the redemption provisions of the First Supplemental Indenture in a manner adverse to the Holders; or

                  (xi) reduce the percentage in aggregate principal amount of the Convertible Subordinated Notes outstanding necessary to modify or amend the First Supplemental Indenture or to waive any past default.

         SECTION 8.03 With Consent of a Majority of Holders

         Except as otherwise provided in Sections 8.01 and 8.02, the Corporation and the Trustee may enter into a supplemental indenture to amend or modify the First Supplemental Indenture, including the terms and conditions of the Convertible Subordinated Notes, either with the written consent of the Holders of at least a majority in aggregate principal amount of the Convertible Subordinated Notes at the time outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate principal amount of the Convertible Subordinated Notes represented at such meeting.

                                    ARTICLE 9

                                     TRUSTEE

         SECTION 9.01 Register of Convertible Subordinated Notes; Paying Agent; Conversion Agent

         Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar with respect to the Convertible Subordinated Notes with the Place of Payment for the Convertible Subordinated Notes initially being the Corporate Trust Office. The Corporation may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Corporation or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

                                   ARTICLE 10

                      CONSOLIDATION, MERGER AND ASSUMPTION

         SECTION 10.01 Corporation May Consolidate, Etc., Only on Certain Terms.

                  The Corporation shall not consolidate with or merge into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the Corporation shall not permit any Person to consolidate with or merge into the Corporation or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to the Corporation, unless:

                  (a) in the event that the Corporation shall consolidate with or merge into another Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, the Person formed by such consolidation or into which the Corporation is merged or the Person which acquires by such conveyance, transfer, sale, lease or disposition all or substantially all of the properties and assets of the Corporation shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) in the event that the Corporation shall consolidate with or merge into another Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, and the entity surviving such transaction or transferee entity is not the Corporation, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all and any amounts when due on all the Convertible Subordinated Notes and the performance of every covenant of this First Supplemental Indenture and the Convertible Subordinated Notes (to the extent any obligations of the Corporation thereunder remain outstanding) on the part of the Corporation to be performed or observed and shall have provided for Conversion Rights provided in Article 6;

                  (c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (d) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 10.02 Successor Corporation Substituted.

                  Upon any consolidation or merger by the Corporation with or into any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Corporation to any Person, in accordance with Section 10.01 hereof, the successor Person formed by such consolidation or into which the Corporation is merged or to which such conveyance, transfer, sale, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this First Supplemental Indenture with the same effect as if such successor Person had been named as the Corporation herein. In the event of any such conveyance, transfer, sale or disposition to the Corporation (or any successor Person which shall theretofore become such in the manner described in Section 10.01 hereof), except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this First Supplemental Indenture and the Convertible Subordinated Notes and may be dissolved and liquidated.

                                   ARTICLE 11

                                  SUBORDINATION

         SECTION 11.01 Agreement to Subordinate

                  The provisions of this Article amend the subordination provisions contained in Article XIII of the Original Indenture. To the extent that Article XIII of the Original Indenture contains any terms, covenants or conditions or otherwise contradicts this Article 11, or amends this Article 11 in a manner adverse to the interests of the Holders of the Convertible Subordinated Notes, the provisions of this Article 11 will govern. All references to "Senior Indebtedness" in Article XIII of the Original Indenture will refer to Senior Debt as defined in this First Supplemental Indenture.

                  The Indebtedness evidenced by the Convertible Subordinated Notes is expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Corporation, whether outstanding at the date of the First Supplemental Indenture or thereafter incurred, and this Convertible Subordinated Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of Convertible Subordinated Notes, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee its attorney-in-fact for such purpose. The Corporation shall promptly provide notice to the holders of Senior Debt if payment of the Convertible Subordinated Notes is accelerated because of an Event of Default.

                  No payment shall be made with respect to the principal of, or premium, if any, or interest on the Convertible Subordinated Notes (other than Permitted Junior Securities) (including the payment of any Purchase Price payable in respect of any Purchase Right), if a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt). The Corporation may pay the Convertible Subordinated Notes without regard to the foregoing if the Corporation and the Trustee receive written notice approving such payment from each of the Representatives of the Senior Debt. During the continuance of any event of default with respect to any Designated Senior Debt (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of any Designated Senior Debt), permitting the holders thereof to accelerate the maturity thereof immediately without any further grace periods (or in the case of any lease constituting Designated Senior Debt, permitting the landlord either to terminate the lease or to require us to make an irrevocable offer to terminate the lease following an event of default hereunder, in each case immediately without any further grace periods), no payment may be made by the Corporation, directly or indirectly, with respect to principal of or premium, if any, or interest on the Convertible Subordinated Notes (except in Permitted Junior Securities) for 179 days following the date the Trustee and the Corporation receive a notice of the default stating that an event of default has occurred and is continuing and that such Representative is electing to effect a blockage period (a "Payment Blockage Notice") from the Representative or the Corporation, unless such event of default has been cured or waived or that Designated Senior Debt has been paid in full in cash or other payment satisfactory to the holders of that Designated Senior Debt or unless such period is earlier terminated by written notice to the Trustee and the Corporation from the Person or Persons who gave the Payment Blockage Notice. However, if the maturity of that Designated Senior Debt is accelerated (or, in the case of a lease constituting Designated Senior Debt, as a result of such events of default, the landlord under the lease has given us notice of its intention to terminate the lease or to require us to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment may be made on the Convertible Subordinated Notes except as provided in the first sentence of this paragraph.

                  The Corporation may and shall resume payments on and distributions in respect of the Convertible Subordinated Notes upon the earlier of: (1) the date upon which the default is cured or waived or ceases to exist, or (2) in the case of a default referred to in clause (ii) above, 179 days after the Payment Blockage Notice is received. No subsequent period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until
(A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal amount at maturity, any other payments (including Change of Control Purchase Price) and interest on the Convertible Subordinated Notes that have come due have been paid in full in cash. During any period of payment blockage, any payment that otherwise would have been made during such period will accrue interest, to the extent legally permissible, at the annual rate set forth herein from the date on which such payment was required under the terms of the Indenture until the date of payment. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         SECTION 12.01 Notices.

                  Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail:

                  if to the Corporation:

                           Beverly Enterprises, Inc.
                           One Thousand Beverly Way
                           Fort Smith, Arkansas 72919
                           Attn: Chief Financial Officer

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 8 West
                           New York, NY 10286
                           Attn: Corporate Trust Administration.

                  The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Security Registrar. Failure to mail a notice or communication to a Holder of any series or any defect in it shall not affect its sufficiency with respect to other Holders of that or any other series.

                  If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

                  If the Corporation mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 12.02 Governing Law

                  This First Supplemental Indenture and the Convertible Subordinated Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12.03 Recitals by the Corporation

                  The recitals in this First Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Convertible Subordinated Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 12.04 Application of First Supplemental Indenture

         Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall supersede such similar term or condition in the Original Indenture.

         SECTION 12.05 Ratification and Incorporation of Original Indenture

         As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 12.06 Executed in Counterparts

         This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                                  Beverly Enterprises, Inc.



                                                  By: /s/ AUTHORIZED SIGNATORY
                                                     -------------------------
                                                  Name:
                                                  Title:




                                                  The Bank of New York,
                                                       as Trustee



                                                  By: /s/ AUTHORIZED SIGNATORY
                                                     -------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT A

                                     FORM OF
                  2.75% CONVERTIBLE SUBORDINATED NOTE DUE 2033

[If applicable, insert: THIS CONVERTIBLE SUBORDINATED NOTE IS A GLOBAL CONVERTIBLE SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CONVERTIBLE SUBORDINATED NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CONVERTIBLE SUBORDINATED NOTE REGISTERED, AND NO TRANSFER OF THIS CONVERTIBLE SUBORDINATED NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CONVERTIBLE SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CONVERTIBLE SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ___________                                        CUSIP No.  _____________

                            BEVERLY ENTERPRISES, INC.
                  2.75% CONVERTIBLE SUBORDINATED NOTE DUE 2033

Principal Amount: $

Regular Record Date: Close of business on the 15th calendar day prior to the relevant Interest Payment Date (whether or not a Business Day)

Original Issue Date: October 22, 2003

Stated Maturity: November 1, 2033

Interest Payment Dates: Semi-annually on May 1 and November 1 of each year, commencing May 1, 2004

Interest Rate: 2.75% per annum (as provided for on the reverse hereof)

Authorized Denomination: $1,000 and any integral multiples thereof

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                  Beverly Enterprises, Inc.



                                                  By:
                                                     --------------------------
                                                  Name:
                                                  Title:
Attest:



-------------------------
Name:
Title:





                           CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Subordinated Notes of the series designated therein referred to in the within-mentioned Indenture.

                                                     The Bank of New York,
                                                          as Trustee



                                                     By:
                                                        -----------------------
                                                           Authorized Signatory

                            BEVERLY ENTERPRISES, INC.

                  2.75% CONVERTIBLE SUBORDINATED NOTES DUE 2033

SECTION 1 Indenture; Convertible Subordinated Notes.

                  This Convertible Subordinated Note is one of a duly authorized series of the 2.75% Convertible Subordinated Notes due 2033 (the "Convertible Subordinated Notes") of Beverly Enterprises, Inc. a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "Corporation"), issued under an Indenture (the "Original Indenture"), dated as of October 22, 2003 as supplemented by the First Supplemental Indenture dated as of October 22, 2003 (the "First Supplemental Indenture"; and together with the Original Indenture, and as may be amended from time to time, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Trustee"). The terms of the Convertible Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Convertible Subordinated Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency or difference between the terms of this Convertible Subordinated Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 2 Principal and Interest.

                  The Corporation promises to pay Interest on the principal amount of the Convertible Subordinated Notes at the Interest Rate from the date of issuance until repayment in full at Stated Maturity, redemption or purchase. The Corporation will pay Interest on this Convertible Subordinated Note semi-annually in arrears on May 1 and November 1 of each year (each, an "Interest Payment Date"), commencing May 1, 2004.

                  The Convertible Subordinated Notes shall bear Interest from October 22, 2003 until the principal thereof is paid or made available for payment, or until such date on which the Convertible Subordinated Notes are converted, redeemed or purchased as provided herein, (i) prior to the occurrence of a Reset Transaction, at a rate of 2.75% per annum, and (ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction. Interest shall be payable semi-annually in arrears on each Interest Payment Date.

                  Interest on the Convertible Subordinated Notes shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year comprised of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers'

Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Interest Rate then in effect.

                  Further reference is made to Sections 1.01(c) and 2.01 of the First Supplemental Indenture for other provisions of the Convertible Subordinated Notes relating to the payment of Interest.

                  If the Corporation fails to make a payment of principal of or Interest on any Convertible Subordinated Note when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "Defaulted Interest"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Convertible Subordinated Note. The Corporation shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Corporation shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

SECTION 3 Method of Payment.

                  Interest on this Convertible Subordinated Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Convertible Subordinated Note (or one or more Predecessor Convertible Subordinated Notes) is registered at the close of business on the Regular Record Date for such Interest. principal of and Interest on Global Convertible Subordinated Notes will be payable, for the benefit of the Holders of this Convertible Subordinated Note, to the Depositary in immediately available funds.

                  Principal on Physical Convertible Subordinated Notes will be payable at the office or agency of the Corporation maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of $5,000,000 or less will be payable by a U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the security register held by the Security Registrar and Interest on Physical Convertible Subordinated Notes having an aggregate principal amount of more than $5,000,000 will be payable by wire transfer in immediately payable funds if requested by Holder of those Convertible Subordinated Notes.

SECTION 4 Paying Agent and Registrar.

                  Initially, The Bank of New York will act as Paying Agent, Registrar and Conversion Agent. The Corporation may change the Paying Agent or Registrar without notice to any Holder.

SECTION 5 Subordination

         The indebtedness evidenced by the Convertible Subordinated Notes is, to the extent and in the manner provided in Article 11 of the First Supplemental Indenture, expressly subordinated and subject on right of payment to the prior payment in full of all Senior Debt of the Corporation.

SECTION 6 Optional Redemption

                  Reference is made to Article 4 of the First Supplemental Indenture regarding the Corporation's right to optionally redeem the Convertible Subordinated Notes, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 7 Purchase Right Upon a Specific Date or Repurchase Event.

                  Reference is made to Article 5 of the First Supplemental Indenture regarding the Corporation's obligations to the Holders upon a Repurchase Event and the Holders' rights to require the Corporation to repurchase their Convertible Subordinated Notes upon a Repurchase Event, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 8 Conversion Right.

                  Reference is made to Article 6 of the First Supplemental Indenture regarding the Holders' right to convert their Convertible Subordinated Notes and related matters, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 9 No Sinking Fund and No Defeasance.

                  The Convertible Subordinated Notes shall not have a sinking fund or any analogous provision pursuant to Article XII of the Original Indenture or otherwise.

                  The Convertible Subordinated Notes will not be subject to defeasance or other analogous provision pursuant to Sections 9.3 and 9.4 of the Original Indenture or otherwise.

SECTION 10 Absolute Obligation.

                  No reference herein to the Indenture and no provision of this Convertible Subordinated Note or of the Indenture shall alter or impair the obligation of the Corporation under the Indenture and this Convertible Subordinated Note which is absolute and unconditional, to pay the principal of or Interest on this Convertible Subordinated Note at the place and time and in the coin or currency herein prescribed.

SECTION 11 Denominations; Transfer; Exchange.

                  The Convertible Subordinated Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer and register the transfer or exchange of Convertible Subordinated Notes in accordance with the Indenture.

                  Pursuant to the Indenture, when this Convertible Subordinated Note (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.3 of the Original Indenture, to permit registrations of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Convertible Subordinated Notes, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.12 or 10.6 of the Original Indenture or Section 4.7 of the First Supplemental Indenture).

                  Pursuant to the Indenture, neither the Corporation nor the Registrar shall be required to exchange or register a transfer of this Convertible Subordinated Note (or any portion thereof):

                  (a) for a period of 15 days prior to the day of any selection of any portion of this Convertible Subordinated Note for redemption under Article 4 of the First Supplemental Indenture;

                  (b) so selected for redemption or, if a portion of this Convertible Subordinated Note is selected for redemption, such portion thereof selected for redemption; or

                  (c) surrendered for conversion or, if a portion of this Convertible Subordinated Note is surrendered for conversion, such portion thereof surrendered for conversion.

                  In the event of redemption, conversion or purchase of the Convertible Subordinated Notes in part only, a new Convertible Subordinated Note or Convertible Subordinated Notes for the unredeemed, unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

SECTION 12 Persons Deemed Owners.

                  The registered Holder of this Convertible Subordinated Note shall be treated as its owner for all purposes.

SECTION 13 Discharge Prior to Redemption or Stated Maturity.

                  Subject to certain conditions contained in the Indenture, the Corporation may discharge its obligations under the Convertible Subordinated Notes and the Indenture if (1)(A) all of the Outstanding Convertible Subordinated Notes shall become due and payable at their scheduled Stated Maturity within one year or (B) all of the Outstanding Convertible Subordinated Notes are scheduled for redemption within one year or have all been converted, and (2) the Corporation shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, Common Stock, sufficient to pay all amounts due and owing on all Outstanding Convertible Subordinated Notes on the date of their scheduled maturity or the scheduled date of redemption, as the case may be.

SECTION 14 Amendment; Supplement; Waiver.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Convertible Subordinated Notes under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Outstanding Convertible Subordinated Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Convertible Subordinated Notes at the time Outstanding, on behalf of the Holders of all the Convertible Subordinated Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Convertible Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Subordinated Note and of any Convertible Subordinated Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Subordinated Note or such other Convertible Subordinated Note.

                  No reference herein to the Indenture and no provision of this Convertible Subordinated Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and Interest on this Convertible Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Convertible Subordinated Note (or pay cash in lieu of conversion) as provided in the Indenture.

SECTION 15 Defaults and Remedies.

                  Reference is made to the Indenture for the Events of Default, remedies and related provisions with respect to the Convertible Subordinated Notes, which is incorporated into this Convertible Subordinated Note by reference as if stated herein in its entirety.

SECTION 16 Authentication.

                  This Convertible Subordinated Note shall not be valid until the Trustee executes the certificate of authentication in the space provided therefore on the Convertible Subordinated Note.

SECTION 17 Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

SECTION 18 CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Convertible Subordinated Note Identification Procedures, the Corporation has caused one or more CUSIP numbers, as appropriate, to be printed on this Convertible Subordinated Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Convertible Subordinated Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19 Governing Law.

                  The Indenture and this Convertible Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 20 Successor Corporation.

                  In the event a successor Person assumes all the obligations of the Corporation under this Convertible Subordinated Note, pursuant to the terms hereof and of the Indenture, the Corporation will be released from all such obligations.

                 (Reverse Side of Convertible Subordinated Note)

         This 2.75% Convertible Subordinated Note due 2033 is one of a duly authorized issue of Convertible Subordinated Notes of the Corporation (the "Convertible Subordinated Notes"), issued and issuable in one or more series under a Subordinated Indenture, dated as of October 22, 2003, as supplemented by the First Supplemental Indenture, dated as of October 22, 2003 (collectively, the "Indenture"), between the Corporation and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Convertible Subordinated Notes issued thereunder and of the terms upon which said Convertible Subordinated Notes are, and are to be, authenticated and delivered. This Convertible Subordinated Note is one of the series designated on the face hereof as 2.75% Convertible Subordinated Note due 2033 initially in the aggregate principal amount of $100,000,000 (plus up to an additional $15,000,000 principal amount upon exercise by the Underwriter of its over-allotment option pursuant to the Underwriting Agreement). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                                ASSIGNMENT FORM

                  To assign this Convertible Subordinated Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Convertible Subordinated Note to:

------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

 ------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________ to transfer this Convertible Subordinated Note on the books of the Corporation. The agent may substitute another to act for him.

         Your Name:
                    -------------------------------------------------
                    (Print your name exactly as it appears on the face of this Convertible Subordinated Note)



         Dated:
                -----------------------------------------------------

         Your Signature:
                        ---------------------------------------------
                        (Sign exactly as your name appears on the face of this Convertible Subordinated Note)

         Signature Guarantee*:
                               --------------------------------------



----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            [TO BE ATTACHED TO GLOBAL CONVERTIBLE SUBORDINATED NOTES]

   SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CONVERTIBLE SUBORDINATED NOTE

                  The following increases or decreases in this Global Convertible Subordinated Note have been made:

                                                                     Principal Amount of         Signature of
                  Amount of decrease in    Amount of increase in         this Global         authorized signatory
                   Principal Amount of      Principal Amount of          Convertible             of Trustee or
                       this Global              this Global           Subordinated Note          Custodian of
                       Convertible              Convertible            following such             Convertible
     Date           Subordinated Note        Subordinated Note      decrease or increase      Subordinated Notes
---------------- ------------------------ ------------------------ ------------------------ ------------------------


---------------- ------------------------ ------------------------ ------------------------ ------------------------

                                                                       EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Subordinated Notes of the series designated therein referred to in the within-mentioned Indenture.

                                           The Bank of New York,
                                                as Trustee



                                           By:
                                                -------------------------------
                                                Authorized Signatory

                                                                       EXHIBIT C

                    FORM OF REPURCHASE EVENT PURCHASE NOTICE

TO: Beverly Enterprises, Inc.


                  The undersigned registered owner of this Convertible Subordinated Note hereby irrevocably acknowledges receipt of a notice from Beverly Enterprises, Inc. (the "Corporation") as to the occurrence of a Repurchase Event with respect to the Corporation and requests and instructs the Corporation to repay the entire principal amount of this Convertible Subordinated Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Convertible Subordinated Note, together with Interest accrued and unpaid to, but excluding, such date, to the registered Holder hereof.

         Your Name:
                    ----------------------------------------------------------
                    (Print your name exactly as it appears on the face of this Convertible Subordinated Note)


         Dated:
                    ----------------------------------------------------------

         Your Signature:
                        ------------------------------------------------------
                        (Sign exactly as your name appears on the face of this Convertible Subordinated Note)

         Signature Guarantee*:
                              ------------------------------------------------

         Social Security or other Taxpayer Identification Number:
                                                                 -------------

         Principal amount to be repurchased (if less than all):
                                                               ---------------

         Certificate number (if applicable):
                                            ----------------------------------


----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

                                                                       EXHIBIT D

                            FORM OF CONVERSION NOTICE

TO: Beverly Enterprises, Inc.


                  The undersigned registered owner of this Convertible Subordinated Note hereby irrevocably exercises the option to convert this Convertible Subordinated Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Convertible Subordinated Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Convertible Subordinated Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Convertible Subordinated Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of Interest accompanies this Convertible Subordinated Note.

         Your Name:
                    ----------------------------------------------------------
                    (Print your name exactly as it appears on the face of this Convertible Subordinated Note)


         Dated:
                    ----------------------------------------------------------

         Your Signature:
                        ------------------------------------------------------
                        (Sign exactly as your name appears on the face of this Convertible Subordinated Note)


         Social Security or other Taxpayer Identification Number:
                                                                 -------------

         Principal amount to be repurchased (if less than all): $
                                                                 -------------

         Fill in for registration of shares (if to be issued) and Convertible Subordinated Notes (if to be delivered) other than to and in the name of the registered Holder

--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                (Street Address)

--------------------------------------------------------------------------------
                           (City, State and Zip Code)



----------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                       D-1